SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                       MEDINA INTERNATIONAL HOLDINGS, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------------------------------------
     X      No fee required
--------------------------------------------------------------------------------
    __   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
--------------------------------------------------------------------------------

     -------- ------------------------------------------------------------------
     (1)      Title of each class of securities to which transaction applies:

     -------- ------------------------------------------------------------------

     (2)      Aggregate number of securities to which transaction applies:
     -------- ------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     -------- ------------------------------------------------------------------

     (4)      Proposed maximum aggregate value of transaction:
     -------- ------------------------------------------------------------------

     (5)      Total fee paid:
     -------- ------------------------------------------------------------------

--------------------------------------------------------------------------------
    __      Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    __ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for
--------------------------------------------------------------------------------

     -------- ------------------------------------------------------------------
     (1)      Amount Previously Paid:
     -------- ------------------------------------------------------------------

     (2)      Form, Schedule or Registration Statement No.:
     -------- ------------------------------------------------------------------

     (3)      Filing Party:
     -------- ------------------------------------------------------------------

     (4)      Date Filed:
     -------- ------------------------------------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT



Date:                                        ______________, 2011

Time:                                        4:30 p.m.

Place:                                       Medina International Holdings, Inc.
                                             1802 Pomona Road
                                             Corona, CA 92880
                                             (909)522-4414

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                        1802 Pomona Rd., Corona, CA 92880
                                  (909)522-4414

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                           ____________________, 2011

Dear Stockholder of Medina International Holdings, Inc.:

An Annual Meeting of Shareholders of Medina International Holdings, Inc. (the "Company") will be held at the offices of the Company, 1802 Pomona Road, Corona, California 92880 at 4:30 p.m., Pacific Standard Time on _________ ___, 2011 for the purposes of:

         1. To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 100,000,000 shares of common stock to 500,000,000 shares of common stock. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

         2. To elect four persons to the Board of Directors to hold office until the next annual meeting of shareholders and qualification of their respective successors.

         3. To ratify the appointment of our Auditors, Ronald R. Chadwick, P.C. for the fiscal year ending April 30, 2012.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any such other business.

All shareholders are invited to attend the Annual Meeting. Shareholders of record at the close of business on August 29, 2011, the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholder beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the offices of the Company, 1802 Pomona Road, Corona, California 92880.
..
                             YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions by mail. For specific instructions regarding how to vote, please refer to page ____ of this Proxy Statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the annual meeting and voting in person, if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

Dated: June 20, 2011               By order of the Board of Directors,

                                   /s/Daniel Medina
                                   -------------------------------------------
                                   Daniel Medina, CEO, President and Director

                                 PROXY STATEMENT

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                       1802 Pomona Road, Corona, CA 92880
                                  (909)522-4414


                                 ANNUAL MEETING
                                       OF
                             SHAREHOLDERS TO BE HELD
                              ______________, 2011


Important notice regarding the availability of proxy materials for the annual stockholder meeting to be held on ______________, 2011. The proxy statement and annual report to security holders are available at: http://www.proxyvote.com


                     SOLICITATION AND REVOCABILITY OF PROXY

This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Medina International Holdings, Inc., a Colorado corporation (the "Company"), for use at an Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1802 Pomona Road, Corona, California 92880 on ______________, 2011 at 4:30 p.m., Pacific Standard Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

The mailing address of the Company's principal executive office is 1802 Pomona Road, Corona, California 92880.

                  SHARES OUTSTANDING, VOTING RIGHTS AND PROXIES

Holders of shares of the Company's common stock, (the "Common Stock") of record at the close of business on August 29, 2011 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 51,110,497 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

You can vote at the Annual Meeting in any of the following ways.

     o You can attend the Annual Meeting and vote in person.

     o You can sign and return an appointment of proxy (proxy card) in the form enclosed with this proxy statement and appoint the persons named on the proxy card to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

The person named as proxy is Erich Lewis, Director. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the approval of all Proposals at the Annual Meeting.


                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

Mr. Albert Mardikian, a current director of the Company and a holder of 23.48% of the issued and outstanding common stock in the Company has not been nominated to be re-elected to the Company's Board of Directors. Mr. Mardikian has filed a suit against the Company and its officers and directors as described below.

On December 28, 2010, Albert Mardikian and MGS Grand Sport, Inc., a California corporation, filed a Complaint for breach of contract; money lent; account stated; accounting; declaratory relief; fraud and deceit; breach of fiduciary duty; conversion; and involuntary dissolution in Superior Court of the State of California, County of Orange against Medina International Holdings, Inc.; Modena Sports Design, LLC; Harbor Guard Boats, Inc.; Madhava Rao Mankal (an officer and director of the Company) and Danny Medina (an officer and director of the Company). Plaintiffs are seeking monetary damages exceeding $1 million as well as punitive damages in unspecified amounts and a dissolution of the Company. The suit is in its preliminary stages and no prediction can be made as to its eventual outcome. The Company intends to defend the lawsuit in the normal course of business.

                                   RECORD DATE

Stock transfer records will remain open. August 29, 2011 shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of July 31, 2011, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (and nominees) and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment by such person.

As of July 31, 2011, there are currently 100,000,000 common shares authorized and 51,110,497 shares are issued and outstanding.


               ------------------------------------------------------ ----------- -------------- ----------------
                    Name, Address & Nature of Beneficial Owner        Title of       Shares        Percent of
                                                                        Class                         Class
               ------------------------------------------------------ ----------- -------------- ----------------

               Daniel Medina, Director & President,                   Common       12,220,667        23.91%
                                                                        Stock
                                                                      ----------- -------------- ----------------

               1802 Pomona Rd, Corona, CA 92880
               ------------------------------------------------------ ----------- -------------- ----------------

               ------------------------------------------------------ ----------- -------------- ----------------

               Madhava Rao Mankal, Director & CFO                     Common       12,271,667        24.01%
                                                                        Stock
                                                                      ----------- -------------- ----------------
               1802 Pomona Rd, Corona, CA 92880
               ------------------------------------------------------ ----------- -------------- ----------------

               ------------------------------------------------------ ----------- -------------- ----------------

               Michael  Gallo, Director,                              Common         93,750           0.18%
                                                                        Stock
                                                                      ----------- -------------- ----------------

               294 South Leland Norton Way, San Bernardino,
               California 92408
               ------------------------------------------------------ ----------- -------------- ----------------

               ------------------------------------------------------ ----------- -------------- ----------------

               John Erich Lewis,  Director                            Common         321,250          0.62%
                                                                        Stock
                                                                      ----------- -------------- ----------------

               1802 Pomona Rd, Corona, CA 92880
               ------------------------------------------------------ ----------- -------------- ----------------

               ------------------------------------------------------ ----------- -------------- ----------------

               Albert Mardikian, Director, and CEO of Harbor Guard    Common         11,995,667      23.48%
               Boats, Inc. and Associated companies                     Stock
                                                                      ----------- -------------- ----------------

               45 Goleta Ave, Corona Del Mar, CA 92625
               ------------------------------------------------------ ----------- -------------- ----------------

               ------------------------------------------------------ ----------- -------------- ----------------
               Total Officers & Directors, as a group (5                             36,903,001      72.20%
               Individuals)
               ------------------------------------------------------ ----------- -------------- ----------------


               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

         (a) Compensation.

The table below represents the officer's compensation of the Company's Officers for the years ended April 30, 2011, 2010 and 2009, unless noted differently.



                                             SUMMARY EXECUTIVES COMPENSATION TABLE
   Name & Position      Year    Salary     Bonus    Stock    Option     None Equity   Nonqualified     All other       Total
                                                    awards    awards     incentive      deferred     compensation
                                                                           plan       compensation
                                                                       compensation     earnings
                                  ($)       ($)       ($)      ($)          ($)            ($)            ($)           ($)
----------------------- ------ ---------- --------- -------- --------- -------------- -------------- -------------- -------------


Daniel Medina,           2011   $168,000   $  -       $ -       $   -      $  -           $  -           $  -        $168,000
Director &               2010   $148,000   $  -       $ -       $   -      $  -           $  -           $  -        $148,000
President                2009   $100,000   $  -       $ -       $   -      $  -           $  -           $  -        $100,000

Madhava Rao Mankal,      2011   $157,500   $  -       $ -       $   -      $  -           $  -           $  -        $157,500
Director &               2010   $148,000                                                                             $148,500
CFO                      2009   $100,000                                                                             $100,000

Albert Mardikian,        2011   $  -       $  -       $ -       $   -      $  -           $  -           $  -        $
Director & CEO,          2010   $ 60,000   $  -       $ -       $   -      $  -           $  -           $  -        $ 60,000
Harbor Guard Boats, Inc. 2009   $100,000   $  -       $ -       $   -      $  -           $  -           $  -        $100,000



          (b) Compensation Pursuant to Plans.  None.

          (c) Other Compensation.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Not Applicable.

There were no grant of stock options to the Chief Executive Officer and other named executive officers during the fiscal years ended April 30, 2011 and 2010.

Employment Agreements

The Company has entered into employment agreements for a five year term, commencing on July 1, 2008, with each of the key executive officers. The current annual compensation for the Company's executive officers is as follows:

         Mr. Daniel Medina, President and Director, MIHI  -  $168,000

         Mr. Madhava Rao Mankal, CFO and Director, MIHI -    $168,000

         Mr. Albert Mardikian, Director and CEO  of Harbor
         Guard Boats, Inc.-                                  $120,000

However, due to the lack of revenues and availability of cash, executive officers have received some of their compensation in the form of Common Stock of the Company and/or have accrued their compensation to be paid when cash is available.


                               BOARD OF DIRECTORS

Committees and Meetings

The Board held three formal meetings during the fiscal year ended April 30 , 2011 , and took actions by unanimous consent, as necessary.

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our Board of Directors functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the years ended April 30, 2011:


                                                                        Non
                           Fees                                     qualified,
                           earned                      Options      non-equity
                           or paid       Stock       awards plan     incentive
                           in cash     awards ($)    compensation    earnings         Deferred       All other
          Name                ($)         (1)            ($)            ($)       compensation($)       ($)           Total
-------------------------- ---------- ------------- --------------- ------------ ------------------- ----------- ----------------


Daniel Medina, Director    $-           $-             $-               $-            $-                 $-            $-
& President

Madhava Rao Mankal,        $-           $-             $-               $-            $-                 $-            $-

Albert Mardikian,          $-           $-             $-               $-            $-                 $-            $-
Director & CEO, Harbor
Guard Boats, Inc.

Mike Swanson, Director     $-            $ 1,062       $-               $-            $-                 $-         $ 1,062

Michael  Gallo, Director   $-            $ 2,063       $-               $-            $-                 $-         $ 2,063

John Erich Lewis,          $-            $ 1,250       $-               $-            $-                 $-         $ 1,250

Total                      $-            $ 4,375       $-               $-            $-                 $-         $ 4,375



(1) The Company issued 43,750 shares to Mr. Michael Gallo, 18,750 shares to Mike Swanson, and 31,250 to John Erich Lewis toward services as Directors of the Company for the year ended April 30, 2011, valued at $4,375. These shares were valued based on the closing market price at the time of issuance.
(2)      Mr. Swanson, resigned as a director of the Company in January 2011.


Limitation on Liability and Indemnification

Medina International Holdings, Inc. (MIHI) is a Colorado corporation. The Colorado Revised Statutes (CRS) provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in
Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. MIHI articles of incorporation contain a provision eliminating the personal liability of directors to MIHI or MIHI shareholders for monetary damages to the fullest extent provided by the CRS.

The CRS provides that a Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. MIHI articles of incorporation do not contain any such limitation.

The CRS provides that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The CRS, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. MIHI articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of MIHI to the full extent permitted by Colorado law.

MIHI articles of incorporation also provide that MIHI may purchase and maintain insurance on behalf of any person who is or was a director or officer of MIHI or who is or was serving at the request of MIHI as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not MIHI would have the power to indemnify him or her against such liability.

                                  ANNUAL REPORT

The Company's Annual Report on Form 10-K for the year ended April 30, 2011 (the "Form 10-K/A") is being furnished simultaneously herewith as Exhibit "A". The Form 10-K is not considered a part of this Proxy Statement.

The Company will also furnish to any stockholder of the Company a copy of any exhibit to the Form 10-K/A as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Daniel Medina, President of Medina International Holdings, Inc. 1802 Pomona Road, Corona, CA 92880. The Annual Report can also be viewed at www.medinaih.com.


                         BOARD OF DIRECTORS AND OFFICERS

The persons listed below are currently Officers and the members of the Board of Directors. Messrs. Medina, Mankal, Lewis and Gallo are standing for re-election. Mr. Mardikian has not been nominated for re-election to the Board of Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company as of July 31, 2011 are as follows:


---------------------------------------- -------- ------------------------------
                 Name                      Age                       Position
---------------------------------------- -------- ------------------------------

Daniel Medina                                 57  President & Director
Madhava Rao Mankal                            60  Chief Financial Officer
                                                  & Director
John Erich Lewis                              45  Director
Mike Gallo                                    53  Director
Albert Mardikian                              65  Director of MIHI, and CEO,
                                                  Harbor Guard Boats, Inc.

The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee.

The principal occupations of each director and officer of the Company for at least the past five years are as follows:

                              MANAGEMENT EXPERIENCE

DANIEL MEDINA, President and Director

Mr. Medina worked as a Sales Representative and Production Manager with Rosemary's Draperies from 1973-1985. Daniel Medina owned Lavey Craft Boat Co. from 1985-1992. Mr. Medina was also a partner in California Cool Custom Boats from 1992- June 1997. He worked as the designer and manufacturer of all of their boats. Mr. Medina served as Director of Sales and Marketing and Production Manager for Sonic Jet Performance, Inc. from October 1999 to October 2001 and successfully increased the company revenue by 50%. He has extensive experience in every phase of sales, marketing and manufacturing. Mr. Medina also serves as an officer and director of Genesis Companies Group, Inc.

Mr. Medina brings knowledge of both operational management and his long standing experience in the boat industry on the Company's behalf.

MADHAVA RAO MANKAL, Chief Financial Officer and Director

Mr. Mankal has more than 30 years of experience as an executive. He served as President and the Chief Financial Officer of Force Protection, Inc. (formerly Sonic Jet Performance, Inc.) from May 1999 to December 2003. He served as a director of Force Protection, Inc. until September 30, 2004. Mr. Mankal currently serves as one of the independent directors of Cavico Corp and a member of their audit committee. He has over 25 years of senior financial management experience, including the positions of controller, chief financial officer and financial advisor. Mr. Mankal has his Chartered Accountant and Cost Accountant certifications from India. He has received a Certified Management Accountant in the United States. He is a fellow of the Institute of Chartered Accountants of India, fellow of the Institute of Cost and Works Accountants of India and a member of the Institute of Management Accountants in the United States. He holds a Bachelors Degree in Commerce from Bangalore University.

Mr. Mankal brings his knowledge and experience in finance and accounting to the Board of directors along with his experience in managing the Company for the last seven years.

MICHAEL GALLO, Director

Mr. Gallo began his professional career as an Officer in the United States Air Force, managing Military Airlift Command facility design and operations at Norton Air Force Base in San Bernardino, California. In 1989, Mr. Gallo served as the Director of Program Control for the TRW Launch Services Organization. In 1993 Mr. Gallo co-founded Kelly Space & Technology, Inc. (KST), a commercial Reusable Launch Vehicle (RLV), aerospace, energy and homeland security technology development company where he serves as President and Chief Executive Officer. Mr. Gallo also serves as a Director for Global Energy Systems, LLC, KST subsidiary, formed to implement its energy-related lines of business. Mr. Gallo provides leadership to the commercial, civil and military space community as a founding member, the past Chairman and current Chief Financial Officer (CFO) of the California Space Authority (CSA), an organization that serves as the space policy advisor to the State of California and represents California's diverse space enterprise community. Mr. Gallo also serves as the Arrowhead Section Chairman of the American Institute of Aeronautics and Astronautics (AIAA). Mr. Gallo is the past Chairman and current Vice Chairman of the Community Action Partnership of San Bernardino County (CAPSBC) providing key services and support to our low income community. He is also the Past Chairman of the Board for the San Bernardino Area Chamber of Commerce, founding member and School Board Chairman of the Norton Space and Aeronautics Academy (NSAA), a newly formed K-12 San Bernardino County Charter School and is an Executive Board Member of the California Workforce Association (CWA). As the past Chairman and current Vice Chairman of the San Bernardino County Workforce Investment Board (WIB), Mr. Gallo is focused on the implementation of key strategic workforce, economic development and education objectives to enable our region to compete for targeted high-growth industry clusters with an exceptionally qualified workforce.


 Mr. Gallo's experience in both the military and space industry provides not only a industry resource for the Board of Directors, but also his experience and management experiences aid the Board as it works to grow and develop the Company.

JOHN ERICH LEWIS, Director

As a Director, John Erich Lewis brings 26 years of experience in management of various aviation operations and government related programs to Medina International Holdings, Inc. (MIHI). As the Program Manager and Quality Assurance Manager of the Kelly Space & Technology, Inc. Jet and Rocket Test Facility, Dr. Lewis is responsible for the implementation of government contracts and technical demonstrations of Kelly's technologies. Along with Kelly, Dr. Lewis co founded the nonprofit Technical Employment Training Inc. and serves as the Executive Director providing training and job placement in the machine trades for the displaced workforce. Prior to Kelly, Dr. Lewis was at Gulfstream Aerospace where he managed special projects regarding Lean Manufacturing on the production line, specializing in the aircraft electrical system assembly methods. This included sequence of production planning, manpower requirements and design of electrical installations in the corporate jets. Prior to Gulfstream Dr. Lewis worked with Lockheed-Martin providing direct support of U.S. Army units as a consultant to civilian and U.S. Army personnel. Additionally, he held flight status as a civilian and performed test flights on refurbished military aircraft. Dr. Lewis earned a Ph.D. in Aviation Management from Corllins University, a Masters of Aeronautical Science in Aviation Management, a Masters in Aviation System Safety and a Bachelor of Science in Professional Aeronautics from Embry-Riddle Aeronautical University. He also holds a minor in Aviation Safety and is a licensed aircraft Airframe and Powerplant mechanic. Dr. Lewis served in the U.S. Army as a volunteer with Special Operations, he served with the 160th Special Operations Aviation Regiment (Airborne) as a Blackhawk helicopter crewchief assigned to temporary duty stations throughout the world performing classified missions with elite, multi-national armed forces and completing training at the Army's Airborne Infantry School, Air Assault School, Tactical Transport Helicopter Repair School and the JFK Special Warfare Center and School. Dr. Lewis is a decorated combat veteran during his participation in Operation Just Cause in Panama, and Operation Desert Shield and Desert Storm in the Middle East. Dr. Lewis is a life member in the VFW.

Mr. Erich's experience in both the military and government contracting provides not only a industry resource for the Board of Directors, but also his experience and management experiences aid the Board as it works to grow and develop the Company.

ALBERT MARDIKIAN, Director Chief Executive Officer - Harbor Guard Boats

Mr. Albert Mardikian is currently CEO of Harbor Guard Boats, Inc. He is also in charge of research and new product development. He holds 24 various design and utility patents on watercraft, cars and boats. He has been responsible for designs meeting stringent DOT, Coast Guard and EPA safety standards. He has been primarily responsible for many popular designs, including: Convertible tops for the Mercedes Benz 500 line; design and coach building of convertible tops for BMW 3, 6, and M series; design and fabrication of a Ferrari 12 cylinder limousine; design and coach building of Porsche convertible tops, and many others. He also holds several patents on hull designs for recreational and search and rescue watercraft. His Rescue Fire Jet watercraft was the only boat dispatched in Hurricane Floyd in New Jersey. The mission included extinguishing fires in over 85 buildings and rescuing people stranded by the flooding.

Mr. Mardikian is a member of SAE Engineering Group, a member of the International Boating and Safety Group and a member of the National Marine Manufacturers Association. He is Graduate from North Rope University on Aircraft Maintenance and Design Engineering.

                                    AUDITORS

Ronald R. Chadwick, P.C.is the Company's principal auditing/ accountant firm. The Company's Board of directors has considered whether the provisions of audit services are compatible with maintaining Ronald R. Chadwick, P.C.'s independence.

Ronald R. Chadwick, P.C. billed $4,500 for review services and $4,657 audit fee in the fiscal year ended April 30, 2011. Audit and Review fees for the year ended April 30, 2010 was $15,157 and for the year ended April 30, 2009 was $26,890.

There were no other fees in 2011and 2010 paid to Auditors or Auditors affiliates.

The Company's Board acts as the audit committee and had no "pre-approval policies and procedures" in effect for the auditors engagement for the audit years 2011 and 2010.

All audit work was performed by the auditors' full time employees.


                    INFORMATION RELATING TO VARIOUS PROPOSALS

                                   PROPOSAL #1

TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES OF THE COMPANY FROM 100,000,000 SHARES OF COMMON STOCK TO 500,000,000 SHARES OF COMMON STOCK.

The Board of the Company determined that it was in the best interest of the Company and its shareholders to increase the authorized common shares of the Company from 100,000,000 shares of common stock to 500,000,000 shares of common stock.

We believe that the share increase authorization in our Articles of Incorporation is in the best interest of our corporation. Without additional shares authorized, the Company may find itself unable to raise any more capital through shares if it has issued all of its authorized shares.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. As of the date of this Schedule 14A, no acquisitions have been identified and the Company has not entered into any agreements to acquire any such businesses or entered into any agreements to issue shares for capital.

It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company, although no such opportunities have been identified at this time. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.

Future Dilutive Transactions

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except in some cases involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

     1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now.

     2. Control of the Company by stockholders may change due to new issuances.

     3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

     4. Business plans and operations may change.

     5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares, though no such opportunities have been identified by the Company at this time.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

                                   PROPOSAL #2

TO ELECT FOUR PERSONS TO THE BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS.

The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors and that number is at least one (1) but no more than seven (7). The Board has nominated four (4) persons. At this Annual Meeting, a Board of four (4) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below.

All four nominees are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, until resignation, or until a successor has been elected and qualified.

We do not currently maintain a nominating committee on our Board of Directors. Rather, all of the directors on the Company's board of directors at any given time participate in identifying qualified director nominees, and recommending such persons to be nominated for election to the Board at each annual meeting of our stockholders. As a result, our Board has not found it necessary to have a separate nominating committee. However, the Board may form a nominating committee for the purpose of nominating future director candidates.

Usually, nominees for election to the Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate's experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Articles of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is presented may elect directors.

THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

Daniel Medina                    Madhava Rao Mankal
John Erich Lewis                 Michael  Gallo

Mr. Albert Mardikian, a director of the Company and the Chief Executive Officer of Harbor Guard Boats, Inc. was not nominated to stand for election to the Board of Directors.

The biographical information of all Director Nominees are contained on page __, under "Management Experience."

Unless marked to the contrary on the ballot, all proxies will be voted in favor of the Management's nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

Required Approval

For action to be taken at the Annual Meeting, a quorum must be present, which, under the Colorado Revised Statutes, is a simple majority. To be considered approved, the nominees must receive the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.


                                   PROPOSAL #3

TO RATIFY THE APPOINTMENT OF OUR AUDITORS, RONALD R. CHADWICK, P.C. FOR THE FISCAL YEAR ENDING APRIL 30, 2012.

Ronald R. Chadwick, P.C., Independent Public Accountants, of Aurora, Colorado have been appointed as the Certifying Accountants for the period through fiscal year 2012 and shareholders are asked to ratify such appointment. Ratification of the appointment of Ronald R. Chadwick, P.C. as the Company's independent public accountants for the fiscal year ending April 30, 2012 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Ronald R. Chadwick, P.C. for the forthcoming fiscal year, such appointment will be reconsidered by the Board. Representatives of Ronald R. Chadwick, P.C. are not expected to be present at the Annual Meeting and will not make statements.

Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Ronald R. Chadwick, P.C. as independent accountants for the Company's year ending April 30, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                         FINANCIAL AND OTHER INFORMATION

Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-K for the period ended April 30, 2011 (as filed with the Securities and Exchange Commission on August 1, 2011), which is incorporated herein by reference and attached as Exhibit "A". The Annual Report can also be viewed at www.medinaih.com.

                                  OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.


Dated: June 20, 2011                  By order of the Board of Directors,

                                      /s/Daniel Medina
                                      -----------------------------------------
                                      Daniel Medina, Chief Executive Officer
                                      and Director

                                     BALLOT
--------------------------------------------------------------------------------

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                       1802 Pomona Road, Corona, CA 92880
                                  (909)522-4414


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, __________, 2011

The undersigned hereby appoints Erich Lewis, Director, proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Medina International Holdings, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company, 1802 Pomona Road, Corona, California 92880, at 4:30 p.m., Pacific Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

             PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

     WE ARE ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO SEND US A PROXY.


BY MAIL

Mark, sign and date your proxy and voting instruction card and return it to Medina International Holdings, Inc., 1802 Pomona Road, Corona, California 92880.



                    CONTROL NUMBER: ________________________

   THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

         1. To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 100,000,000 shares of common stock to 500,000,000 shares of common stock. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.



---------------------------------------- -------------------------------------- --------------------------------------
                [_] FOR                               [_] AGAINST                            [_] ABSTAIN
---------------------------------------- -------------------------------------- --------------------------------------

         2. To elect the following four persons to the Board of Directors to hold office until the next annual meeting of shareholders and qualification of their respective successors:

           Name                          FOR                        AGAINST                        ABSTAIN
---------------------------- ---------------------------- ----------------------------- ------------------------------
Michael  J.  Gallo                       [_]                          [_]                            [_]
Erich Lewis                              [_]                          [_]                            [_]
Daniel  F. Medina                        [_]                          [_]                            [_]
Madhava Rao S. Mankal                    [_]                          [_]                            [_]

To withhold authority for any individual nominee, write that nominee's name here: ________________________

         3.  To ratify the appointment of our Auditors, Ronald R. Chadwick, P.C. for the fiscal year ending April 30, 2011.

---------------------------------------- -------------------------------------- --------------------------------------
                [_] FOR                               [_] AGAINST                            [_] ABSTAIN
---------------------------------------- -------------------------------------- --------------------------------------

YOU ARE  CORDIALLY  INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU
PLAN TO ATTEND  THE  ANNUAL  MEETING,  PLEASE  SIGN AND  RETURN  THIS PROXY CARD
PROMPTLY TO MEDINA  INTERNATIONAL  HOLDINGS,  INC.,  1802 POMONA  ROAD,  CORONA,
CALIFORNIA 92880.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS  INDICATED,  WILL BE
VOTED "FOR" THE STATED PROPOSAL.


-------------------------------------------------      -------------------------
Number of Shares owned                                 Signature of Stockholder


                                                       -------------------------
                                                       Printed Name

Dated:_______________, 2011
                                                       -------------------------
                                                       Signature if held jointly


                                                       -------------------------
                                                       Printed Name

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   EXHIBIT "A"

                       MEDINA INTERNATIONAL HOLDINGS, INC.

                                    FORM 10K
                        FOR THE YEAR ENDED APRIL 30, 2011